Exhibit 99.1

NETSCOUT Reports Financial Results for Fourth Quarter and Full Fiscal Year 2019

WESTFORD, Mass.--(BUSINESS WIRE)--May 2, 2019--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its fourth quarter and full fiscal year 2019 ended March 31, 2019.

“Our fourth-quarter fiscal year 2019 performance was fundamentally consistent with the preliminary results that we announced last month,” stated Anil Singhal, NETSCOUT’s president and CEO. “Our fourth-quarter revenue was lower than planned primarily due to delayed revenue recognition on a large service assurance project at an international mobile operator. Nevertheless, we produced a good quarter in our enterprise customer segment with solid organic expansion due to strong growth in our DDoS product area and relatively stable results in the service assurance product area. Our operating profitability was driven by strong gross margins due in part to higher software sales and lower operating expenses, with EPS exceeding our preliminary estimate due to a lower-than-anticipated tax rate.”

Commenting on the Company’s plans and outlook for fiscal year 2020, Singhal said, “We move forward with a broader and more compelling range of higher margin, software-centric products that address our customers’ most pressing performance management and security needs arising from their digital transformation initiatives. We also have taken important steps during the past year to adjust our cost structure, refine our product lines, and realign our global sales organization to drive better cross-selling of our solutions into our installed base. With the most severe headwinds behind us, we are optimistic about our prospects for improved organic revenue performance and modest EPS expansion in fiscal year 2020.”

Notable developments and highlights:

  In mid-April, NETSCOUT held its annual user conference, Engage19, where it showcased its solutions to over 700 attendees representing many of the world’s largest and most innovative service providers and enterprises, highlighted product roadmaps including new enterprise threat analytics and packet forensics, and provided hands-on tutorial workshops.
  NETSCOUT has continued to advance key partnerships to help enterprises extend application visibility across hybrid cloud environments and quickly identify and resolve issues impacting application performance. In late March, NETSCOUT announced that it is co-sell ready to collaborate with Microsoft sales to assist mutual customers with migrating and managing applications and services in hybrid Microsoft Azure environments. In mid-February, the Company’s nGeniusONE Service Assurance Platform was verified as Citrix Ready on Citrix Virtual Apps and Desktops.
  In late February, the Company showcased its market-leading service assurance solutions for leading mobile, fixed line and cable operators at Mobile World Congress.
  NETSCOUT appointed Michael Szabados, the Company’s chief operating officer, and Vivian Vitale, an experienced human resources executive at top technology companies, to its Board of Directors in late February with Szabados becoming vice chairman. In conjunction with these appointments, Vincent J. Mullarkey, a NETSCOUT director since 2000, retired from the Board.
  NETSCOUT completed its previously announced restructuring program that began in the second quarter of fiscal year 2019. The restructuring included a voluntary separation program (VSP) and other related measures that resulted in a net reduction of approximately 140 employees. In conjunction with these actions, the Company recorded a restructuring charge of $1.2 million in the fourth quarter associated with the headcount reduction. NETSCOUT’s restructuring actions are expected to produce total run-rate annual cost savings of approximately $23 million. The Company realized cost savings of approximately $6 million in the fourth quarter. The Company expects to generate savings of approximately $6 million in both the first and second quarters of fiscal year 2020.

Q4 FY19 Financial Results

Total revenue (GAAP) for the fourth quarter of fiscal year 2019 was $235.0 million, compared with $235.2 million in the same quarter one year ago. Non-GAAP total revenue for the fourth quarter of fiscal year 2019 was $235.2 million versus $238.5 million in the same quarter one year ago. Fourth-quarter non-GAAP revenue in fiscal year 2018 included $10.7 million attributable to the handheld network test (HNT) tools business that was divested in mid-September 2018. Excluding revenue from the HNT tools business, fourth-quarter fiscal year 2019 organic non-GAAP revenue grew by 3% from the fourth quarter of fiscal year 2018. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

On April 1, 2018, NETSCOUT adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606), using the modified retrospective approach. The adoption of ASC 606 had a positive impact of $10.7 million on fourth-quarter fiscal year 2019 revenue. In addition, starting in the first quarter of fiscal year 2019, revenue and related costs for certain subscription-oriented security offerings were classified as services rather than product. Prior period revenue and related costs for those offerings have been reclassified to conform to the current period presentation for comparability purposes and this information is available in the attached financial tables as supplementary data.

Product revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2019 was $125.5 million, which was approximately 53% of total revenue. This compares with fourth-quarter fiscal year 2018 product revenue (GAAP) of $122.2 million, which was approximately 52% of total revenue, and fourth-quarter fiscal year 2018 non-GAAP product revenue of $123.1 million, which was approximately 52% of total non-GAAP revenue. Fourth-quarter fiscal year 2018 non-GAAP product revenue included $7.8 million associated with the divested HNT tools business.

Service revenue (GAAP) for the fourth quarter of fiscal year 2019 was $109.5 million, or approximately 47% of total revenue versus service revenue (GAAP) of $113.0 million, or approximately 48% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2019’s fourth quarter was $109.8 million, or approximately 47% of total non-GAAP revenue, versus non-GAAP service revenue of $115.3 million, or approximately 48% of total non-GAAP revenue, for the same quarter one year ago. Fourth-quarter fiscal year 2018 non-GAAP service revenue included $2.9 million associated with the divested HNT tools business.

NETSCOUT’s income from operations (GAAP) was $29.2 million in the fourth quarter of fiscal year 2019, compared with a loss from operations (GAAP) of $7.5 million in the comparable quarter one year ago. The Company’s fourth-quarter fiscal year 2019 (GAAP) operating margin was 12.4% versus -3.2% in the prior fiscal year’s fourth quarter. Fourth-quarter fiscal year 2019 non-GAAP EBITDA from operations was $76.0 million, or 32.3% of non-GAAP quarterly revenue, which compares with $51.5 million, or 21.6% of non-GAAP quarterly revenue in the fourth quarter of fiscal year 2018. Fourth-quarter fiscal year 2019 non-GAAP income from operations was $68.7 million with a non-GAAP operating margin of 29.2%. This compares with fourth-quarter fiscal year 2018 non-GAAP income from operations of $42.5 million and a non-GAAP operating margin of 17.8%.

Net income (GAAP) for the fourth quarter of fiscal year 2019 was $19.2 million, or $0.24 per share (diluted) versus net income (GAAP) of $16.8 million, or $0.20 per share (diluted), for the fourth quarter of fiscal year 2018. On a non-GAAP basis, net income for the fourth quarter of fiscal year 2019 was $52.0 million, or $0.66 per share (diluted), which compares with $30.1 million, or $0.36 per share (diluted), for the fourth quarter of fiscal year 2018.

As of March 31, 2019, cash and cash equivalents, and short and long-term marketable securities were $487.0 million, compared with $475.8 million as of December 31, 2018 and $447.8 million as of March 31, 2018. During the fourth quarter of fiscal year 2019, NETSCOUT repurchased 543,251 shares of its common stock at an average price of $26.63 per share, totaling approximately $14.5 million in the aggregate. In addition, during the fourth quarter, NETSCOUT repaid $50.0 million of the $600.0 million outstanding on its $1.0 billion revolving credit facility.

Full-Year FY19 Financial Results

  For fiscal year 2019, total revenue (GAAP) was $909.9 million and non-GAAP total revenue was $911.5 million versus total revenue (GAAP) of $986.8 million and non-GAAP total revenue of $999.3 million in fiscal year 2018. Non-GAAP revenue for fiscal year 2019 and fiscal year 2018 included $18.0 million and $44.1 million, respectively, from the divested HNT tools business. Excluding revenue from the HNT tools business, organic non-GAAP revenue in fiscal year 2019 declined by 6% from fiscal year 2018.
  Product revenue (GAAP) in fiscal year 2019 was $467.3 million compared with $520.4 million in fiscal year 2018. Non-GAAP product revenue in fiscal year 2019 was $467.7 million compared with $523.5 million in fiscal year 2018. Non-GAAP product revenue for the HNT tools business for fiscal year 2019 was $13.4 million versus $32.1 million in fiscal year 2018.
  For fiscal year 2019, service revenue (GAAP) was $442.6 million versus $466.4 million in the same period last year. Non-GAAP service revenue in fiscal year 2019 was $443.8 million, compared with $475.8 million in fiscal year 2018. The HNT tools business non-GAAP service revenue in fiscal year 2019 was $4.6 million versus $12.0 million in fiscal year 2018.
  NETSCOUT’s loss from operations (GAAP) in fiscal year 2019 was $71.6 million, compared with a loss from operations (GAAP) of $4.1 million in fiscal year 2018. The Company’s operating margin (GAAP) in fiscal year 2019 was -7.9% versus -0.4% in fiscal year 2018. In fiscal year 2019, the Company’s non-GAAP EBITDA from operations was $193.0 million, or 21.2% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $220.9 million, or 22.1% of non-GAAP total revenue, in fiscal year 2018. The Company’s fiscal year 2019 non-GAAP income from operations was $161.6 million with a non-GAAP operating margin of 17.7%, compared with non-GAAP income from operations in fiscal year 2018 of $183.4 million and a non-GAAP operating margin of 18.4%.
  NETSCOUT’s net loss (GAAP) in fiscal year 2019 was $73.3 million, or $0.93 per share (diluted) compared with net income of $79.8 million, or $0.90 per share (diluted) in fiscal year 2018. Non-GAAP net income in fiscal year 2019 was $109.2 million, or $1.38 per share (diluted) versus non-GAAP net income in fiscal year 2018 of $124.7 million, or $1.41 per share (diluted).
  In addition to the common stock repurchased during the fourth quarter of fiscal year 2019, NETSCOUT also completed its $300 million Accelerated Share Repurchase in the second quarter of fiscal year 2019. As of March 31, 2019, there were 14,359,590 shares available for repurchase under NETSCOUT’s previously disclosed 25 million share repurchase program.

Guidance:

NETSCOUT’s fiscal year 2019 non-GAAP revenue of $911.5 million included revenue of $18.0 million associated with the since divested handheld network testing (HNT) tools business, which had roughly breakeven operating profitability and no impact on fiscal year 2019 non-GAAP net income per share (diluted) of $1.38. The Company’s guidance for fiscal year 2020 is as follows:

  NETSCOUT expects GAAP and non-GAAP revenue in the range of $895 million to $915 million in fiscal year 2020 with organic revenue growth (which excludes the $18.0 million in HNT tools revenue from fiscal year 2019) in the low single digit range.
  The Company’s fiscal year 2020 GAAP net income per share (diluted) is expected to range from $0.03 to $0.08. NETSCOUT’s fiscal year 2020 non-GAAP net income per share (diluted) performance is expected to range from $1.40 to $1.45.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:
NETSCOUT will host a conference call to discuss its fourth-quarter and full-year fiscal year 2019 financial results, its outlook for fiscal year 2020 and other matters today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ419. A replay of the call will be available after 12:00 p.m. ET on May 2, 2019 for approximately one week. The number for the replay is (800) 283-8217 for U.S./Canada and (402) 220-0868 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs while adding back transitional service agreement income. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, and also removes changes in contingent consideration, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. NETSCOUT also references organic non-GAAP revenue, which includes all of the aforementioned revenue adjustments for non-GAAP revenue and also removes revenue associated with the HNT tools business for comparability purposes with the Company’s quarterly and year-to-date fiscal year 2019 results.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.
NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the financial guidance for NETSCOUT; the statement that the Company moves forward with a broader and more compelling range of higher margin, software-centric products that address its customers’ most pressing performance management and security needs arising from their digital transformation initiatives; the statement that the most severe headwinds are behind the Company; the statement that we are optimistic about our prospects for improved organic revenue performance and modest EPS expansion in fiscal year 2020; the statement that NETSCOUT’s restructuring actions are expected to produce total run-rate annual cost savings of approximately $23 million; and the statement that the Company expects to generate savings of approximately $6 million in both the first and second quarters of fiscal year 2020; constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and the Company’s subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2019 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Revenue:
Product	$125,474	$122,217	$467,289	$520,418
Service	109,528	113,007	442,629	466,369
Total revenue	235,002	235,224	909,918	986,787

Cost of revenue:
Product	32,964	37,985	140,938	158,628
Service	25,572	28,606	113,189	113,277
Total cost of revenue	58,536	66,591	254,127	271,905

Gross profit	176,466	168,633	655,791	714,882

Operating expenses:
Research and development	42,241	53,314	203,588	215,076
Sales and marketing	67,663	72,639	291,870	312,536
General and administrative	19,431	27,079	93,572	109,479
Amortization of acquired intangible assets	16,426	21,738	74,305	76,640
Impairment of intangible assets	-	-	35,871	-
Loss on divestiture	295	-	9,472	-
Restructuring charges	1,179	1,388	18,693	5,209

Total operating expenses	147,235	176,158	727,371	718,940

Income (loss) from operations	29,231	(7,525)	(71,580)	(4,058)
Interest and other expense, net	(6,129)	(5,036)	(21,332)	(14,601)

Income (loss) before income tax benefit	23,102	(12,561)	(92,912)	(18,659)
Income tax expense (benefit)	3,891	(29,378)	(19,588)	(98,471)
Net Income (loss)	$19,211	$16,817	$(73,324)	$79,812

Basic net income (loss) per share	$0.25	$0.20	$(0.93)	$0.91
Diluted net income (loss) per share	$0.24	$0.20	$(0.93)	$0.90
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	77,705	82,655	78,617	87,425
Net income (loss) per share - diluted	78,562	83,359	78,617	88,261

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2019	2018

Assets
Current assets:
Cash, cash equivalents and marketable securities	$485,976	$447,762
Accounts receivable and unbilled costs, net	235,318	213,438
Inventories	26,270	34,774
Prepaid expenses and other current assets	53,658	56,434

Total current assets	801,222	752,408

Fixed assets, net	58,951	52,511
Goodwill and intangible assets, net	2,384,603	2,544,138
Long-term marketable securities	1,012	-
Other assets	24,206	19,551

Total assets	$3,269,994	$3,368,608

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$24,582	$30,133
Accrued compensation	58,501	46,552
Accrued other	24,345	34,690
Deferred revenue and customer deposits	272,508	301,925

Total current liabilities	379,936	413,300

Other long-term liabilities	19,493	8,308
Deferred tax liability	124,229	151,563
Accrued long-term retirement benefits	36,284	35,246
Long-term deferred revenue	94,619	91,409
Long-term debt	550,000	600,000

Total liabilities	1,204,561	1,299,826

Stockholders' equity:
Common stock	120	117
Additional paid-in capital	2,828,922	2,665,120
Accumulated other comprehensive income (loss)	(2,639)	2,895
Treasury stock, at cost	(1,119,063)	(995,843)
Retained earnings	358,093	396,493

Total stockholders' equity	2,065,433	2,068,782

Total liabilities and stockholders' equity	$3,269,994	$3,368,608

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2019	2018	2018	2019	2018

Product Revenue (GAAP)	$125,474	$122,217	$134,135	$467,289	$520,418
Product deferred revenue fair value adjustment	-	910	-	391	3,064
Amortization of acquired intangible assets (2)	-	2	-	-	9
Non-GAAP Product Revenue	$125,474	$123,129	$134,135	$467,680	$523,491

Service Revenue (GAAP)	$109,528	$113,007	$111,873	$442,629	$466,369
Service deferred revenue fair value adjustment	242	2,328	243	1,199	9,409
Non-GAAP Service Revenue	$109,770	$115,335	$112,116	$443,828	$475,778

Revenue (GAAP)	$235,002	$235,224	$246,008	$909,918	$986,787
Product deferred revenue fair value adjustment	-	910	-	391	3,064
Service deferred revenue fair value adjustment	242	2,328	243	1,199	9,409
Amortization of acquired intangible assets (2)	-	2	-	-	9
Non-GAAP Revenue	$235,244	$238,464	$246,251	$911,508	$999,269

Gross Profit (GAAP)	$176,466	$168,633	$176,424	$655,791	$714,882
Product deferred revenue fair value adjustment	-	910	-	391	3,064
Service deferred revenue fair value adjustment	242	2,328	243	1,199	9,409
Share-based compensation expense (1)	1,540	1,579	1,894	7,422	5,983
Amortization of acquired intangible assets (2)	7,551	9,468	7,554	31,238	37,332
Business development and integration expense (3)	-	-	-	-	244
Acquisition related depreciation expense (6)	12	34	13	75	145
Transitional service agreement income (7)	-	-	-	2	-
Non-GAAP Gross Profit	$185,811	$182,952	$186,128	$696,118	$771,059

Income (Loss) from Operations (GAAP)	$29,231	$(7,525)	$(641)	$(71,580)	$(4,058)
Product deferred revenue fair value adjustment	-	910	-	391	3,064
Service deferred revenue fair value adjustment	242	2,328	243	1,199	9,409
Share-based compensation expense (1)	12,186	12,063	13,759	56,328	47,317
Amortization of acquired intangible assets (2)	23,977	31,206	23,987	105,543	113,972
Business development and integration expense (3)	488	112	1	874	2,689
New standard implementation expense (4)	26	1,296	72	914	2,630
Compensation for post-combination services (5)	72	242	99	789	1,108
Restructuring charges	1,179	1,388	13,895	18,693	5,209
Impairment of intangible assets	-	-	-	35,871	-
Acquisition related depreciation expense (6)	121	498	122	905	2,057
Loss on divestiture	295	-	-	9,472	-
Transitional service agreement income (7)	912	-	1,055	2,186	-
Non-GAAP Income from Operations	$68,729	$42,518	$52,592	$161,585	$183,397

Net Income (Loss) (GAAP)	$19,211	$16,817	$(3,603)	$(73,324)	$79,812
Product deferred revenue fair value adjustment	-	910	-	391	3,064
Service deferred revenue fair value adjustment	242	2,328	243	1,199	9,409
Share-based compensation expense (1)	12,186	12,063	13,759	56,328	47,317
Amortization of acquired intangible assets (2)	23,977	31,206	23,987	105,543	113,972
Business development and integration expense (3)	488	112	1	874	2,689
New standard implementation expense (4)	26	1,296	72	914	2,630
Compensation for post-combination services (5)	72	242	99	789	1,108
Restructuring charges	1,179	1,388	13,895	18,693	5,209
Impairment of intangible assets	-	-	-	35,871	-
Acquisition related depreciation expense (6)	121	498	122	905	2,057
Loss on divestiture	295	-	-	9,472	-
Transitional service agreement income (7)	-	-	(45)	(45)	-
Change in contingent consideration	1,495	-	-	1,495	-
Other income	-	(57)	-	-	(57)
Income tax adjustments (8)	(7,314)	(36,685)	(13,334)	(49,877)	(142,546)
Non-GAAP Net Income	$51,978	$30,118	$35,196	$109,228	$124,664

Diluted Net Income (Loss) Per Share (GAAP)	$0.24	$0.20	$(0.05)	$(0.93)	$0.90
Share impact of non-GAAP adjustments identified above	0.42	0.16	0.50	2.31	0.51
Non-GAAP Diluted Net Income Per Share	$0.66	$0.36	$0.45	$1.38	$1.41

Shares used in computing non-GAAP diluted net income per share	78,562	83,359	78,208	79,323	88,261

	NETSCOUT SYSTEMS, INC.
	Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
	(In thousands, except per share data)
	(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2019	2018	2018	2019	2018

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$275	$352	$375	$1,463	$1,159
Cost of service revenue	1,265	1,227	1,519	5,959	4,824
Research and development	3,777	3,891	3,979	17,321	14,711
Sales and marketing	3,872	3,600	4,649	18,923	15,213
General and administrative	2,997	2,993	3,237	12,662	11,410
Total share-based compensation expense	$12,186	$12,063	$13,759	$56,328	$47,317

(2) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Total revenue adjustment	$-	$2	$-	$-	$9
Cost of product revenue	7,551	9,466	7,554	31,238	37,323
Operating expenses	16,426	21,738	16,433	74,305	76,640
Total amortization expense	$23,977	$31,206	$23,987	$105,543	$113,972

(3) Business development and integration expense included in these amounts is as follows:
Cost of product revenue	$-	$-	$-	$-	$226
Cost of service revenue	-	-	-	-	18
Research and development	-	-	-	356	61
Sales and marketing	-	-	-	-	357
General and administrative	488	112	1	518	2,027
Total business development and integration expense	$488	$112	$1	$874	$2,689

(4) New standard implementation expense included in these
amounts is as follows:
General and administrative	$26	$1,296	$72	$914	$2,630
Total new standard implementation expense	$26	$1,296	$72	$914	$2,630

(5) Compensation for post-combination services included in these amounts is as follows:
Cost of product revenue	$-	$-	$-	$-	$-
Cost of service revenue	-	-	-	-	-
Research and development	85	209	87	705	911
Sales and marketing	-	12	-	19	140
General and administrative	(13)	21	12	65	57
Total compensation for post-combination services	$72	$242	$99	$789	$1,108

(6) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	$9	$14	$10	$43	$69
Cost of service revenue	3	20	3	32	76
Research and development	84	306	83	588	1,268
Sales and marketing	10	42	11	77	182
General and administrative	15	116	15	165	462
Total acquisition related depreciation expense	$121	$498	$122	$905	$2,057

(7) Transitional service agreement income included in these
amounts is as follows:
Cost of service revenue	$-	$-	$-	$2	$-
Research and development	101	-	104	228	-
Sales and marketing	124	-	128	302	-
General and administrative	687	-	823	1,654	-
Other Income (expense), net	(912)	-	(1,100)	(2,231)	-
Total transitional service agreement income	$-	$-	$(45)	$(45)	$-

(8) Total income tax adjustment included in these
amounts is as follows:
Tax effect of non-GAAP adjustments above	$(7,314)	$(36,685)	$(13,334)	$(49,877)	$(142,546)
Total income tax adjustments	$(7,314)	$(36,685)	$(13,334)	$(49,877)	$(142,546)

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Revenue to Non-GAAP Organic Revenue
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2019	2018	2019	2018

GAAP Product Revenue	$125,474	$122,217	$467,289	$520,418
Adjustments	-	912	391	3,073
Non-GAAP Product Revenue	$125,474	$123,129	$467,680	$523,491
HNT Tools Product Revenue	-	(7,802)	(13,430)	(32,106)
Organic Non-GAAP Product Revenue	$125,474	$115,327	$454,250	$491,385

GAAP Service Revenue	$109,528	$113,007	$442,629	$466,369
Adjustments	242	2,328	1,199	9,409
Non-GAAP Service Revenue	$109,770	$115,335	$443,828	$475,778
HNT Tools Service Revenue	-	(2,852)	(4,555)	(11,976)
Organic Non-GAAP Service Revenue	$109,770	$112,483	$439,273	$463,802

GAAP Revenue	$235,002	$235,224	$909,918	$986,787
Adjustments	242	3,240	1,590	12,482
Non-GAAP Revenue	$235,244	$238,464	$911,508	$999,269
HNT Tools Revenue	-	(10,654)	(17,985)	(44,082)
Organic Non-GAAP Revenue	$235,244	$227,810	$893,523	$955,187

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2019	2018	2018	2019	2018

Income (loss) from operations (GAAP)	$29,231	$(7,525)	$(641)	$(71,580)	$(4,058)
Previous adjustments to determine non-GAAP income from operations	39,498	50,043	53,233	233,165	187,455
Non-GAAP Income from operations	68,729	42,518	52,592	161,585	183,397

Depreciation excluding acquisition related	7,271	8,940	7,842	31,430	37,474

Non-GAAP EBITDA from operations	$76,000	$51,458	$60,434	$193,015	$220,871

NETSCOUT SYSTEMS, INC
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'19	FY'20
GAAP revenue	$909.9	~$895 million to ~$915 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Non-GAAP revenue	$911.5	~$895 million to ~$915 million

HNT Tools Revenue	$(18.0)	-
Organic non-GAAP revenue	$893.5	~$895 million to ~$915 million

	FY'19	FY'20
GAAP Net Income (loss)	$(73.3)	~$2 million to ~$6 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Amortization of intangible assets	$105.5	~$91 million
Share-based compensation expenses	$56.3	~$50 million
Business development & integration expenses*	$2.5	~$1 million
New accounting standard implementation	$0.9	-
Restructuring costs	$18.7	-
Impairment of Intangibles	$35.9	-
Loss on divestiture	$9.5	-
Change in contingent consideration	$1.5	-
Total Adjustments	$232.4	~$142 million
Related impact of adjustments on income tax**	$(49.9)	(~$34 million)
Non-GAAP Net Income	$109.2	~$110 million to ~$113 million

GAAP net income (loss) per share (diluted)	$(0.93)	~$0.03 to ~$0.08
Non-GAAP net income per share (diluted)	$1.38	~$1.40 to ~$1.45

Average Weighted Shares Outstanding (diluted GAAP)	78.6	78.2 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	79.3	78.2 million
*	Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense.
**	Assumes an effective non-GAAP tax rate of 24%, which represents the mid-point of the Company's FY'20 effective tax rate estimates that ranges from 23% to 25%.

CONTACT:
Investors
Andrew Kramer
Vice President of Investor Relations
978-614-4279
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com